UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 17, 2006

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 0-21116

Utah	87-0500306
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

3838 West Parkway Boulevard

Salt Lake City, Utah 84120

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

On October 17, 2006, USANA Health Sciences, Inc. issued a press release announcing its financial results for the third quarter and nine months ended September 30, 2006.  The release also announced that executives of the company would discuss these results with investors on a conference call broadcast over the World Wide Web and by telephone and provided access information, date and time for the conference call.  A copy of the press release is furnished herewith as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.  The company will also post this document on its corporate website, www.usanahealthsciences.com, under the “investors” link.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 8.01       Other Events

The Company also announced in the October 17, 2006 press release that it has received a business license in Malaysia and that it expects to begin operations there in the first quarter of 2007.

Item 9.01       Financial Statements and Exhibits.

(d)         Exhibits

Exhibit 99       Press release issued by USANA Health Sciences, Inc. dated October 17, 2006 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By:	/s/ Gilbert A. Fuller
Gilbert A. Fuller, Chief Financial Officer

Date: October 19, 2006